Exhibit 99.1

Form of Proxy Card

YOUR VOTE IS IMPORTANT!

Please complete, sign and date your proxy card and return this proxy card in the enclosed envelope or submit your proxy by telephone or Internet as soon as possible!

To:	Stockholders of R.J. Reynolds Tobacco Holdings, Inc.
Participants in the R. J. Reynolds Capital Investment Plan
Participants in the Savings and Investment Plan for Employees of R. J. Reynolds Tobacco in Puerto Rico

          Shares of common stock of R.J. Reynolds Tobacco Holdings, Inc. will be voted as you direct if this card is completed by you and received by ADP on or before July 27, 2004 (July 25, 2004 for CIP or SIP participants). ADP is responsible for tabulating the returns. Shares for which no instructions are received will be voted in the same proportion as the shares for which instructions are received.

If you have any questions or need assistance in voting these shares, please contact:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016

(800) 322-2885 (toll-free)
or
(212) 929-5500 (collect)

▼      DETACH PROXY CARD HERE IF YOU ARE NOT SUBMITTING YOUR PROXY BY TELEPHONE OR INTERNET       ▼

R.J. REYNOLDS TOBACCO HOLDINGS, INC.

PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF R.J. REYNOLDS TOBACCO HOLDINGS, INC.
FOR
THE SPECIAL MEETING OF STOCKHOLDERS, JULY 28, 2004

     The undersigned stockholder of R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation (the “Company”), hereby appoints Andrew J. Schindler, Charles A. Blixt and McDara P. Folan, III, or any of them, as proxies for the undersigned, with full power of substitution and resubstitution in each of them, to attend the Special Meeting of the Stockholders of the Company to be held on July 28, 2004, at 9:00 a.m. (local time) in the RJR Plaza Building Auditorium, 401 North Main Street, Winston-Salem, North Carolina, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting as designated on the reverse side of this proxy card and in the discretion of said proxies on such other business as may properly come before such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned as if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and revokes any proxy heretofore given with respect to such meeting.

     The undersigned also provides instructions to Citibank, N.A., as Trustee under the R. J. Reynolds Capital Investment Plan (the “CIP”), and to Vanguard Group, Inc., as Custodian under the Savings and Investment Plan for Employees of R. J. Reynolds Tobacco in Puerto Rico (the “SIP”), to vote shares of the common stock of the Company allocated, respectively, to accounts of the undersigned under the CIP or the SIP, and which are entitled to be voted at the Special Meeting, and at any adjournments or postponements thereof, as designated on the reverse side of this proxy card, and to vote all such shares on such other business as may properly come before the Special Meeting.

Change of address/comments:	R.J. REYNOLDS TOBACCO HOLDINGS, INC.
P.O. BOX 11009
NEW YORK, NY 10203-0009

(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

(Continued and to be signed and dated on reverse side.)

You have the option to submit your proxy by mail, telephone or the Internet. Your vote does not count until we receive it.

P.O. Box 11009 New York, NY 10203-0009	VOTE BY MAIL
Mark, sign and date your proxy card and return it promptly in the postage-paid envelope we have provided (if mailed in the United States), or return it to R.J. Reynolds Tobacco Holdings, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY TELEPHONE- 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on July 27, 2004 (July 25, 2004 for CIP or SIP participants). Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on July 27, 2004 (July 25, 2004 for CIP or SIP participants). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Submitting your proxy by telephone or Internet authorizes the named proxies to vote your shares in the same manner as if you marked, agreed and returned the proxy card.

If you submit your proxy by telephone or by Internet, do not mail back the proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN
THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

R.J. REYNOLDS TOBACCO HOLDINGS, INC.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED
BELOW AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT
MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT
THEREOF. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED
TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE PROPOSALS AND IN THE
DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME
BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

1.     Adoption of the Combination Agreement and Approval of the Related Combination Transactions:

	For	Against	Abstain
A proposal to adopt the Business Combination Agreement, dated as of October 27, 2003, between Brown & Williamson Tobacco Corporation and R.J. Reynolds Tobacco Holdings, Inc., as such agreement may be further amended from time to time, and to approve the related combination transactions. The Board of Directors recommends a vote FOR the adoption of the combination agreement and approval of the related combination transactions. An abstention or failure to vote will have the same effect as a vote AGAINST the proposal.
	☐	☐	☐

2. Adoption of the Adjournment Proposal:

A proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies. The Board of Directors recommends a vote FOR the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.
	☐	☐	☐

Citibank, as Trustee under the CIP, and Vanguard, as Custodian under the SIP, will vote shares for which no instructions are received in the same proportion as the shares for which instructions are received by Citibank and Vanguard, respectively.

Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

Please date this proxy and sign exactly as name(s) appear(s) on the envelope herefor and return the signed proxy in the enclosed envelope. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full title under signature(s). If the signer is a corporation, partnership or limited liability company, please sign the full corporate, partnership or limited liability company name by a duly authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please indicate if you plan to attend the Special Meeting of Stockholders in person.	☐ Yes	☐ No

Signature (Please Sign Within Box)	Date	Signature (Joint Owners)	Date